Q1 2021 EARNINGS PRESENTATION March 9, 2021 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

First Quarter 2021 Summary Operating results improve as truck revenues return to pre-COVID-impacted levels Q1 net loss of $81 million includes $86 million of tax-effected significant items; adjusted net income of $5 million Q1 adjusted EBITDA of $116 million, or 6.4% of revenues, up from $59 million, or 3.2% of revenues, in the prior year Q1 manufacturing cash of $1.2 billion Class 6-8 truck retail market share increased 1.8 points year-over-year Second property acquired in San Antonio to serve as truck validation and specialty center, including electric vehicle testing Hydrogen truck ecosystem solution announced in collaboration with GM and OneH2 on fuel cells Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Strong Adjusted EBITDA Margin Improvement Year-Over-Year ($ in millions, except per share and units) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Includes U.S. and Canada School buses and Class 6-8 trucks. Amounts attributable to Navistar International Corporation. Quarters Ended January 31, 2021 2020 Chargeouts(A) 10,600 11,600 Sales and Revenues $ 1,812 $ 1,838 Net Loss(B) $ -81 $ -36 Diluted Loss Per Share(B) $ -0.81 $ -0.36 Adjusted Net Income (Loss)(B) $ 5 $ -33 Adjusted EBITDA $ 116 $ 59 Adjusted EBITDA Margin 6.4% 3.2%

First Quarter 2021 Segment Results ($ in millions) During Q1 2021, the Truck segment recorded charges of $49 million related to pre-existing warranties and $47 million related to the disposition of the Melrose Park facility. (A) Sales and Revenues Segment Profit (Loss) Quarters Ended January 31, Quarters Ended January 31, 2021 2020 2021 2020 Truck $1,237 $1,242 $-81 $-58 Parts 467 493 111 119 Global Operations 95 68 6 0 Financial Services 51 57 12 17

Strong First Quarter Cash Balance, No Near-Term Manufacturing Debt Maturities ($ in millions) Manufacturing Cash Balance(A) Manufacturing Debt Maturities(B) 9.5% Senior Secured Notes Senior Secured Term Loan $2,152 (C ) Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Amounts include manufacturing cash and cash equivalents. Q1 2021 ending consolidated equivalent cash balance was $1.3 billion. Amounts do not include restricted cash.  Total manufacturing debt of $3.5 billion as of January 31, 2021. Graph does not include financed lease obligations and other, totaling $47 million.  Q1 2021 manufacturing cash balance reflects the impacted of contributing $191 million the company’s pension plans.

Merger with TRATON Tracking to Expectations The merger proposal was approved at Navistar’s annual stockholder meeting on March 2nd. HSR antitrust waiting period expired February 12th. Subject to regulatory approvals and the satisfaction of customary closing conditions. Targeting to complete transaction mid-2021(3) Navistar shareholder vote Approved(1) Regulatory and jurisdictional approvals All filings made Hart-Scott-Rodino (HSR) Antitrust waiting period Expired(2)

Appendix New HX Picture

Days Sales Inventory On-Hand Normal range is 80-120 days inventory on hand Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include IC Bus *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio 92 Days

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 HeavyThree Months EndedJanuary 31, 2021October 31, 2020July 31, 2020April 30, 2020January 31, 2020Core Markets (U.S. and Canada)Class 6 and 7 medium trucks21.7%19.0%22.1%22.9%20.3%Class 8 heavy trucks8.7%10.4%10.6%11.6%6.1%Class 8 severe service trucks15.0%18.9%16.5%14.6%14.0%Combined class 8 trucks10.4%12.5%12.6%12.5%8.5%Total class 6-8 trucks13.4%14.0%15.3%15.4%11.6%

Worldwide Truck Chargeouts _______________________ We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts. We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico, and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 2,100 GM-branded units sold to GM during both the three months ended January 31, 2021 and 2020. Three Months Ended January 31, % 2021 2020 Change Change Core Markets (U.S. and Canada) School buses 1,000 1,900 -,900 (47%) Class 6 and 7 medium trucks 4,300 4,400 -,100 (2%) Class 8 heavy trucks 3,300 2,400 900 0.375 Class 8 severe service trucks 2,000 2,900 -,900 (31%) Total Core markets 10,600 11,600 -1,000 (9%) Other markets(A) 4,400 4,400 0 0 Total worldwide units 15,000 16,000 -1,000 (6%) Combined Class 8 trucks 5,300 5,300 0 0

Financial Services Segment

Highlights

- Financial Services segment profit of $12M for Q1 2021 compared to $17M Q1 2020
- Segment financing availability of $1.1B as of January 31, 2021
- Financial Services debt/equity leverage of 2.3:1 as of January 31, 2021
- New lease funding proceeds of $26M in Q1 2021

NFC[1] Facilities

Dealer Floor Plan

- NFSC wholesale trust as of January 31, 2021
  - $950M funding facility
  - Variable portion matures May 2021
  - Term portions mature May 2021 and July 2022
- On balance sheet

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- Program management continuity
- Broad product offering
- Ability to support large fleets
- Access to less expensive capital

Bank Facilities

- Bank revolver capacity of $748M matures May 2024
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- $200M Retail Accounts Facility
- On balance sheet

[1] Navistar Financial Corporation (NFC) is the U.S. financial entity of Navistar's Financial Services segment.

Q1 2021 Earnings – 3/9/2021
NYSE: NAV 12

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive and profit sharing, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A:Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100% and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2021 and beyond pension funding requirements? A:For the three months ended January 31, 2021, we contributed $191 million to our pension plans to meet regulatory funding requirements. We expect to contribute $129 million to our pension plans during the remainder of 2021. The first quarter of 2021 contributions include the $157 million of contributions we deferred in 2020 under the provisions of the CARES Act. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that we will be required to contribute approximately $170 million in 2022, $160 million in 2023 and $90 million in 2024, depending on asset performance, discount rates, and current pension legislation. Q5:What is your expectation for future cash tax payments? A:Cash tax payments are expected to remain low in 2021 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2020, the Company had deferred tax assets for U.S. federal NOLs valued at $495 million, state NOLs valued at $165 million, and foreign NOLs valued at $141 million, for a total undiscounted cash value of $801 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $183 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.2 billion. Of this amount, $2.0 billion was subject to a valuation allowance at the end of FY2020.

Q7: What adjustments do you make to the ACT forecast to align with company's presentation?

A:

Reconciliation to ACT – Retail Sales	2021
ACT*	**282,400**
CY to FY adjustment	(9,100)
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(4,500)
Total (ACT comparable Class 8 Navistar)	**268,800**

*Source: ACT N.A. Commercial Vehicle Outlook – February 2021

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders do not represent guarantees of purchases and are subject to cancellation.

Q1 2021 Earnings – 3/9/2021
NYSE: NAV 14

Q10: What is your revenue by product type(A)? A:    ___________________________ Includes other markets primarily consisting of Bus, Export Truck and Mexico. Retail financing and Wholesale financing revenues in the Financial Services segment include interest revenue of $14 million and $6 million, respectively, for the quarter ended January 31, 2021 and $15 million and $9 million for the three months ended January 31, 2020 respectively. Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: ___________________________ Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations. Quarters Ended Qtr Ended Qtr Ended ($ in millions) Jan. 31, 2021 Oct. 31, 2020 Jul. 31, 2020 Apr 30, 2020 Jan. 31, 2020 Oct. 31, 2016 Jul. 31, 2016 Consolidated Net Cash from Operating Activities $-,130 $342 $250 $-,217 $99 $346 $281 $90 Less: Net Cash from Financial Services Operations 278 80 71 -17 410 142 -3 95 Net Cash from Manufacturing Operations(A) ....................... -,408 262 179 -,200 -,311 204 284 -5 Less: Capital Expenditures 71 33 25 31 59 44 -32 -29 Manufacturing Free Cash Flow $-,479 $229 $154 $-,231 $-,370 $160 $252 $-34 ($ in millions) Truck Parts Global Operations Financial Services Corporate and Eliminations Total Three Months Ended January 31, 2021 Truck products and services(A) $ 1014 $ — $ — $ — $ 2 $ 1016 Truck contract manufacturing 109 — — — — 109 Used trucks 58 — — — — 58 Engines — 50 73 — — 123 Parts — 415 16 — — 431 Extended warranty contracts 32 — — — — 32 Sales of manufactured products, net 1213 465 89 — 2 1769 Retail financing(B) — — — 39 -2 37 Wholesale financing(B) — — — 6 — 6 Financial revenues — — — 45 -2 43 Sales and revenues, net $ 1213 $ 465 $ 89 $ 45 $ — $ 1812

Outstanding Debt Balances

($ in millions) Manufacturing operations	January 31, 2021	October 31, 2020
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $5 at both dates and unamortized debt issuance costs of $7 and $8, respectively	$ 1,540	$ 1,543
9.5% Senior Secured Notes, due 2025, net of unamortized debt issuance costs of $10 and $11 respectively	590	589
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $12 and $13, respectively	1,088	1,087
Loan Agreement related to 4.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $2 at both dates	223	223
Financed lease obligations	42	45
Other	5	9
Total Manufacturing operations debt	3,488	3,496
Less: Current portion	43	45
Net long-term Manufacturing operations debt	$ 3,445	$ 3,451

($ in millions) Financial Services operations	January 31, 2021	October 31, 2020
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2022, net of unamortized debt issuance costs of $3 and $4, respectively	$ 661	$ 724
Bank credit facilities, at fixed and variable rates, due dates from 2021 through 2026, net of unamortized debt issuance costs of less than $1 and $1, respectively	731	940
Borrowings secured by operating and finance leases, at various rates, due serially through 2026	189	170
Total Financial Services operations debt	1,581	1,834
Less: Current portion	522	595
Net long-term Financial Services operations debt	$ 1,059	$ 1,239

Q1 2021 Earnings – 3/9/2021
NYSE: NAV 16

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net.

SEC Regulation G Non-GAAP Reconciliation Manufacturing Operations Cash and Cash Equivalents Reconciliation: Manufacturing Cash and Cash Equivalents: Manufacturing cash and cash equivalents, and free cash flow represents the Company’s consolidated cash and cash equivalents, excluding cash and cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Jan. 31, Oct. 31, Jul. 31, Apr. 30, Jan. 31, ($ in millions) 2021 2020 2020 2020 2020 Manufacturing Cash and Cash Equivalents $ 1,179 $ 1,749 $ 1,610 $ 1,497 $ 977 733 Financial Services Cash and Cash Equivalents $ 82 $ 94 $ 38 $ 50 $ 23 62 Consolidated Cash and Cash Equivalents $ 1,261 $ 1,843 $ 1,648 $ 1,547 $ 1,000 795 Cash and cash equivalents……………………………………………………… $ 28 $ 28 $ 28 $ 51 Marketable securities…………………………………………………………… 20 20 20 20 Financial Services Cash and cash equivalents and Marketable securities…… $ 48 $ 48 $ 48 $ 71 Consolidated Balance Sheet: Cash and cash equivalents……………………………………………………… $ 1207 $ 1777 $ 1525 $ 51 Marketable securities…………………………………………………………… 276 276 276 20 Consolidated Cash and cash equivalents and Marketable securities………… $ 1,483 $ 2,053 $ 1,801 $ 71

SEC Regulation G Non-GAAP Reconciliations Earnings (Loss) Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) Reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the Manufacturing and Corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 20. Quarters Ended January 31, (in millions) 2021 2020 EBITDA (reconciled above) $ 3 $ 55 Adjusted for significant items of: Adjustments to pre-existing warranties (A) 49 4 Asset impairment charges (B) 31 — Restructuring of manufacturing operations (C) 21 1 TRATON merger costs (D) 10 — Shy profit-sharing accrual (E) 2 — Settlement gain (F) — -1 Total adjustments 113 4 Adjusted EBITDA $ 116 $ 59 Adjusted EBITDA Margin 6.4% 3.2% Quarters Ended January 31, (in millions) 2021 2020 2013 Net loss attributable to NIC $ -81 $ -36 $ Plus: Depreciation and amortization expense 51 50 Manufacturing interest expense (A) 51 46 Adjusted for: Income tax benefit 18 5 EBITDA $ 3 $ 55 $ Quarters Ended April 30, (in millions) 2015 Interest expense ……………………………………………………………….. 75 Less: Financial services interest expense ………………………………….. 18 Manufacturing interest expense ……………………..……………………… 57 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 match below Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012. Quarters Ended April 30, (in millions) 2015 Loss from continuing operations attributable to NIC, net of tax ………… $ -64 Plus: Depreciation and amortization expense ……………………………….. 74 Manufacturing interest expense(A) ………………………………….…. 57 Less: Income tax benefit (expense) …………………………………………… -18 EBITDA ………………………………………………………………………… $ 85 Quarters Ended January 31, (in millions) 2021 2020 Interest expense $ 64 $ 65 Less: Financial services interest expense 13 19 Manufacturing interest expense $ 51 $ 46 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012.

SEC Regulation G Non-GAAP Reconciliation Adjusted Net Income Reconciliation: ____________________ Footnotes to significant items: Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. In the first quarter of 2021, we recorded $31 million of asset impairment charges in our Truck segment, comprised of $25 million related to the Melrose Park Facility disposition and $6 million related to certain assets under operating leases. In the first quarter of 2021, we recorded restructuring charges of $21 million in our Truck segment, related to the Melrose Park Facility disposition. In the first quarter of 2020, we recorded restructuring charges of $1 million in our Truck segment. In the first quarter of 2021 we incurred $10 million of costs related to the proposed TRATON merger. In the first quarter of 2021, we recorded a $2 million charge to the Shy profit-sharing accrual In the first quarter of 2020, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate. Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations. Quarter Ended Jan 31, ($ in millions) 2021 2020 2018 Net loss attributable to NIC $ -81 $ -36 Adjusted for significant items of: $ 989 583 Adjustments to pre-existing warranties (A) 49 4 95 Asset impairment charges (B) 31 — 95 Restructuring of manufacturing operations (C) 21 1 95 TRATON merger costs (D) 10 — 95 Shy profit-sharing accrual (E) 2 — Settlement gain (F) — -1 95 Total adjustments 113 4 95 Tax effect (G) -27 -1 95 Adjusted net income (loss) attributable to NIC $ 5 $ -33 $ 1,084 733